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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Inverness Medical Innovations, Inc.
Waltham, MA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 of Inverness Medical Innovations, Inc. (the "Company") of our reports dated March 14, 2005 (except for the restatements as discussed in Note 2(r), as to which the date is August 26, 2005, the effect of which has been reflected throughout the financial statements and notes thereto), relating to the consolidated financial statements and the effectiveness of Inverness Medical Innovations, Inc.'s internal control over financial reporting of Inverness Medical Innovations, Inc. and subsidiaries, appearing in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

Boston, Massachusetts
August 26, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM